UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 28, 1998
                                 ---------------
                        (Date of earliest event reported)

Commission File Number: 0-18201

                             EQUIVEST FINANCE, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

Florida                                                               59-2346270
-------                                                               ----------
(State or other jurisdiction of            (I.R.S. Employer Identification  No.)
Incorporation or organization)

2 CLINTON SQUARE, SYRACUSE, NEW YORK                                       13202
------------------------------------                                       -----
(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.        Changes in Control of Registrant

               Not Applicable.

Item 2.        Acquisition or Disposition of Assets

               Not Applicable.

Item 3.        Bankruptcy or Receivership

               Not Applicable.

Item 4.        Changes in Registrant's Certifying Accountant

               Not Applicable.

Item 5.        Other Events

               Not Applicable.

Item 6.        Resignation of Registrant's Directors

               Not Applicable.

Item 7.        Financial Statements and Exhibits

      Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report:

      a.    Financial Statements of Business Acquired

            The financial statements for the Acquired Company listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K/A.

      b.    Pro Forma Financial Information

            The pro forma financial information of Equivest Finance, Inc. listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K/A.

      c.    Exhibits

            None.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EQUIVEST FINANCE, INC.


Date: November 10, 1998                   By: /s/ Gerald L. Klaben, Jr.
                                              ----------------------------------
                                          Name:  Gerald L. Klaben, Jr.
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

      The following financial statements and pro forma financial statements are included in Item 7 of this Current Report on Form 8-K/A.

Eastern Resorts Company, LLC
----------------------------

Independent Auditors' Report

Consolidated Balance Sheets as of December 31, 1997 and 1996

Consolidated Statements of Income and Members' Equity for the Years Ended December 31, 1997 and 1996

Consolidated Statements of Cash Flows for the Years Ended December 31, 1997 and 1996

Notes to Consolidated Financial Statements December 31, 1997 and 1996

Unaudited Financial Statements

      Consolidated Balance Sheet as of June 30, 1998

      Consolidated Statements of Income and Members' Equity for the Six Months Ended June 30, 1998 and 1997

      Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1998 and 1997

      Notes to Consolidated Financial Statements June 30, 1998 and 1997

Equivest Finance, Inc. Pro Forma Financial Information
------------------------------------------------------

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998

Unaudited Pro Forma Condensed Combined Income Statement for the Six Months ended June 30, 1998

Unaudited Pro Forma Condensed Combined Income Statement for the Year ended December 31, 1997

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                          INDEPENDENT AUDITORS' REPORT

To the Members
Eastern Resorts Company, LLC
Newport, Rhode Island

We have audited the accompanying consolidated balance sheets of Eastern Resorts Company, LLC and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income and members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eastern Resorts Company, LLC and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

DONOVAN, SULLIVAN & RYAN

Westwood, Massachusetts
March 5, 1998

                   EASTERN RESORTS COMPANY, LLC AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                          1997           1996
                                                      -----------    -----------
ASSETS
  Cash                                                $   998,142    $   888,447
  Mortgage notes receivable, net                       13,804,065     12,145,417
  Promissory note receivable                              750,000        702,549
  Receivable - other                                      497,633        715,050
  Inventory and construction-in-progress                8,942,301      2,270,862
  Property and equipment, net                           1,661,678      1,437,780
  Deposits                                                 55,480         43,300
  Other assets                                            264,604        274,858
                                                      -----------    -----------

                                                      $26,973,903    $18,478,263
                                                      ===========    ===========

                         LIABILITIES AND MEMBERS' EQUITY

LIABILITIES
  Notes payable                                       $18,954,301    $ 3,031,132
  Accounts payable                                        744,124        476,608
  Accrued expenses and withholdings                       559,374        416,354
  Customer deposits                                        41,846         51,157
                                                      -----------    -----------

    TOTAL LIABILITIES                                  20,299,645     13,975,251
                                                      -----------    -----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY                                         6,674,258      4,503,012
                                                      -----------    -----------

                                                      $26,973,903    $18,478,263
                                                      ===========    ===========

                             See accompanying notes.

                   EASTERN RESORTS COMPANY, LLC AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF INCOME AND MEMBERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                      1997              1996
                                                 ------------      ------------
REVENUES
  Sales of time intervals                        $  8,635,564      $  7,062,085
  Resort operations                                 6,701,503         6,106,539
  Food and beverage sales                           1,354,579         1,295,168
  Interest                                          2,602,250         2,346,984
  Miscellaneous                                        82,515           110,073
                                                 ------------      ------------

                                                   19,376,411        16,920,849
                                                 ------------      ------------

COSTS AND EXPENSES
  Cost of time intervals                            1,927,672         1,491,636
  Selling                                           3,868,349         3,507,181
  Resort operations                                 6,046,060         5,367,481
  Cost of food and beverage sales                   1,301,349         1,245,234
  General and administrative                        1,782,221         1,617,777
  Interest                                          1,395,310         1,274,641
  Bad debt expense                                    353,204           532,701
                                                 ------------      ------------

                                                   16,674,165        15,036,651
                                                 ------------      ------------

INCOME FROM OPERATIONS BEFORE
 OTHER INCOME                                       2,702,246         1,884,198

OTHER INCOME
  Gain on sale of development rights                       --         1,618,659
                                                 ------------      ------------

NET INCOME                                          2,702,246         3,502,857

MEMBERS' EQUITY, BEGINNING OF YEAR                  4,503,012         1,302,155

MEMBERS' DRAWINGS                                    (531,000)         (302,000)
                                                 ------------      ------------

MEMBERS' EQUITY, END OF YEAR                     $  6,674,258      $  4,503,012
                                                 ============      ============

                             See accompanying notes.

                   EASTERN RESORTS COMPANY, LLC AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                   1997           1996
                                                               -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                   $ 2,702,246    $ 3,502,857
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Gain on sale of development rights                                --     (1,618,659)
      Promissory note receivable increase - imputed interest       (47,451)       (22,406)
      Receivable - other, increase - imputed interest              (32,583)       (26,534)
      Depreciation                                                  83,922         43,342
  Changes in operating assets and liabilities:
      Increase in mortgage notes receivable, net                (1,658,648)    (1,181,614)
      Decrease in inventory                                      1,301,230      1,128,434
      (Increase) decrease in deposits                              (12,180)        94,238
      Decrease (increase) in other assets                           10,254       (124,700)
      Increase (decrease) in accounts payable                      267,516       (351,164)
      Increase in accrued expenses and withholdings                143,020         14,422
      (Decrease) increase in customer deposits                      (9,311)        35,612
                                                               -----------    -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                        2,748,015      1,493,828
                                                               -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to construction-in-progress                         (1,392,518)    (1,849,883)
  Purchase of property and equipment                              (237,820)      (133,551)
  Proceeds from receivable - other                                 250,000        250,000
                                                               -----------    -----------

NET CASH USED BY INVESTING ACTIVITIES                           (1,380,338)    (1,733,434)
                                                               -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from debt                                             6,231,001      6,870,778
  Payments of debt                                              (6,957,983)    (5,724,781)
  Members' drawings                                               (531,000)      (302,000)
                                                               -----------    -----------

NET CASH (USED) PROVIDED BY
 FINANCING ACTIVITIES                                           (1,257,982)       843,997
                                                               -----------    -----------

NET INCREASE IN CASH                                               109,695        604,391

CASH, BEGINNING OF YEAR                                            888,447        284,056
                                                               -----------    -----------

CASH, END OF YEAR                                              $   998,142    $   888,447
                                                               ===========    ===========

                             See accompanying notes.

                   EASTERN RESORTS COMPANY, LLC AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Eastern Resorts Company, LLC (the "Company") a limited liability company was formed on October 4, 1994 and commenced operations of February 1, 1995, under the laws of the State of Rhode Island. The latest date on which the limited liability company is to dissolve is December 31, 2023. The Company acquires and operates real estate properties in Newport and Jamestown, Rhode Island, and Hancock, Massachusetts, and sells and finances timeshare interests in these properties primarily to customers in New England.

Basis of Accounting - The Company presents its financial statements on the accrual basis of accounting in compliance with generally accepted accounting principles.

Basis of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Long Wharf Marina Restaurant, Inc. Intercompany transactions and balances have been eliminated in consolidation.

Management believes that it is not meaningful to prepare a consolidated balance sheet in which current and noncurrent assets and liabilities are displayed. The unclassified balance sheet utilized by real estate ventures and financial institutions has been adopted by the Company.

Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenues - Revenues from the sale of timeshare interests are recognized at the time of closing. Revenues from resort operations and food and beverage sales are recognized when earned.

Amortization of Discount - Certain mortgage notes receivable were purchased by the Company at a discount in the acquisition of Inn Group Associates. The discount is recognized on mortgages which are making payments over the remaining term of the mortgage. The amortization of discount is included in interest income. For the years ended December 31, 1997 and 1996, the amount of amortized discount included in interest income is $116,206 and $138,501, respectively.

Inventory - Inventory consists of timeshare interests and is stated at cost on the basis of specific identification. Costs associated with the acquisition of specific timeshare properties are capitalized and charged to cost of time intervals when the properties are sold. Costs include building costs, furniture and equipment, legal fees and capitalized construction period interest.

Property and Equipment - Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

               Restaurant condominiums        39 years
               Office building                39 years
               Warehouse                      39 years
               Computers                       5 years
               Marina                      7 -10 years
               Furniture and fixtures          7 years
               Motor vehicle                   5 years
               Equipment                       7 years

Advertising - The Company expenses advertising as incurred. Advertising expense was $111,596 and $77,824 for the years ended December 31, 1997 and 1996, respectively.

Federal Income Taxes - The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company's earnings. The Company's net income is allocated among the members in accordance with the Company's operating agreement. The financial statements do not reflect a provision for income taxes.

Fair Value of Financial Instruments - The carrying value of cash, mortgage notes receivable, promissory note receivable and notes payable, none of which are held for trading purposes, is a reasonable estimate of the fair value based on instruments with similar terms and maturities.

Reclassifications - Certain amounts in the prior year financial statements have been reclassified to conform with current year presentation.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 1997 and 1996, the Company incurred compensation expense of $322,000 and $352,000, respectively, for R. Perry Harris, and $49,000 and $20,000, respectively, for Karen G. Harris, stockholders' of Eastern Resorts Corporation.

As of December 31, 1997, R. Perry Harris owes the Company $15,337.

NOTE 3 - CASH

Cash consists of the following at December 31, 1997 and 1996:

                                                              1997        1996
                                                            --------    --------

   Cash in banks                                            $609,252    $655,145
   Petty cash                                                  6,850       6,250
   Restricted balances - notes payable (see Note 7)          247,007     227,052
   Restricted cash - construction-in-progress                135,033          --
                                                            --------    --------

                                                            $998,142    $888,447
                                                            ========    ========

NOTE 4 - MORTGAGE NOTES RECEIVABLE, NET

The Company's mortgage notes receivable are due from purchasers of timeshare intervals. These notes, which are for five, seven, or ten years, bear interest at 16.5 percent and require monthly installments of principal and interest. An allowance for losses on uncollectible notes receivable of $731,906 and $651,126 and the discount on purchased mortgage notes receivable, net of amortization, of $192,772 and $308,977 have been established at December 31, 1997 and 1996, respectively, based on management's estimates. A majority of these notes have been pledged as collateral on notes payable (see Note 7).

NOTE 5 - PROMISSORY NOTE RECEIVABLE

Promissory note receivable consists of the following at December 31, 1997 and 1996:

                                                            1997          1996
                                                         ----------    ---------

Promissory note receivable from a corporation, interest payable monthly commencing February 1998 at a rate equal to the lesser of LIBOR plus One Hundred
  Fifty basis points or "The Wall Street Journal" prime rate, principal payable in five equal annual installments of $150,000 effective February 1998, unsecured, due February 2002. Under certain conditions, the note payments may be accelerated under the agreement. An imputed interest rate of 6.5% has been established for the period July 1996 to December
  1997.

At December 31, 1997, the promissory note receivable
  was pledged as collateral for promissory note
  payable to Jiminy Peak, Inc. (see Note 7).             $  750,000    $ 702,549
                                                         ==========    =========

NOTE 6 - INVENTORY AND CONSTRUCTION IN PROGRESS

Inventory currently available for sale and construction in progress consists of the following at December 31, 1997 and 1996:

                                                      1997               1996
                                                   ----------         ----------

   Inventory                                       $  904,243         $1,202,669
   Construction in progress                         8,038,058          1,068,193
                                                   ----------         ----------

                                                   $8,942,301         $2,270,862
                                                   ==========         ==========

NOTE 7 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following at December 31, 1997 and 1996:

                                                         1997             1996
                                                     ----------       ----------

   Restaurant condominiums                           $  664,852       $  664,852
   Office building                                      527,390          527,390
   Warehouse                                            184,071               --
   Computers                                            149,026          133,552
   Marina                                                98,813           37,831
   Land                                                  81,489           61,037
   Furniture and fixtures                                79,825           69,913
   Motor vehicle                                         16,929               --
   Equipment                                              7,546            7,546
                                                     ----------       ----------
                                                      1,809,941        1,502,121

   Less accumulated depreciation                        148,263           64,341
                                                     ----------       ----------

                                                     $1,661,678       $1,437,780
                                                     ==========       ==========

NOTE 8 - NOTES PAYABLE

Notes payable consists of the following at December 31, 1997 and 1996:

                                                            1997         1996
                                                        -----------  -----------

Promissory note payable to Resort Funding, Inc. with
  interest at 11.25%, payable in monthly installments
  of interest only, secured by a mortgage in real
  property and a security agreement in personal
  property relating to the mortgage premises. This
  note will convert to an amortized note due April
  2002 if certain interval release fees and or
  principal payments are not timely paid                  $5,092,051   $      --

Note payable to Textron Financial Corporation with
  interest at 2.5% over prime, payable in monthly
  installments equal to the proceeds from installment
  mortgage notes that collateralize this note, due
  October 2001                                            4,046,681    3,492,893

Revolving promissory note payable to Resort Funding,
  Inc. with interest at 2.5% over prime, payable in
  monthly installments equal to the proceeds from
  installment mortgage notes that collateralize this
  note, due 60 months after last advance                  3,916,638           --

                                                            1997         1996
                                                        -----------  -----------

Revolving credit note payable to Liberty Bank
  with interest at 2.25% over prime, but not less
  than 10% or in excess of 15%, payable in monthly
  installments equal to the proceeds from
  installment mortgage notes that collateralize
  this note and also secured by a security
  interest in certain restaurant equipment,
  furniture, furnishings and inventory, due
  February 2000                                           2,000,004    3,276,155

Revolving credit facility with Textron Financial
  Corporation. The note is payable with interest
  at 2% over prime, payable in monthly
  installments of interest and a timeshare sale
  payment of $2,600 for each sale of timeshare
  interest, secured by a first mortgage on two
  parcels, personal property, and a second
  mortgage on the third parcel which is subject to
  a Fleet National Bank lien of $200,000, due
  December 2000, with an option to renew for an
  additional year                                           881,800           --

Note payable to Textron Financial Corporation
  with interest at 3% over prime, but not less
  than 9.25% or in excess of 14.5%, payable in
  monthly installments equal to the proceeds from
  installment mortgage notes that collateralize
  this note, due October 2000                               838,024    1,178,339

Note payable to Textron Financial Corporation
  with interest at 3.25% over prime, but not less
  than 9.25% or in excess of 14.5%, payable in
  monthly installments equal to the proceeds from
  installment mortgage notes that collateralize
  this note, due October 2000                               694,889    1,201,077

Promissory note payable to Fleet National Bank
  with interest at 8.82%, payable in monthly
  installments of principal and interest of
  $5,168, based upon a fifteen year amortization
  schedule, secured by a mortgage and security
  agreement on Unit C-1 of the Long Wharf Resort
  Condominium, due June 2007                                507,062           --

Promissory note payable to Jiminy Peak, Inc.
  without interest, promissory note receivable
  pledged as collateral, subject to a ski lift
  agreement, due June 1998                                  400,000           --

                                                            1997         1996
                                                        -----------  -----------

Adjustable rate note payable to Citizens Bank of
  Massachusetts in monthly installments of $1,129,
  based upon a twenty-year amortization schedule,
  plus interest at the bank's prime rate plus
  1.25%, due November 2004, collateralized by a
  condominium unit and certain timeshare
  intervals. This note is adjustable in November,
  and every 12 months thereafter based on the
  bank's prime rate plus 1.25%                              236,742      250,292

Revolving credit note payable to Fleet National
  Bank with interest at .5% over prime, payable in
  monthly installments of interest only,
  unsecured, due June 1999                                  200,000           --

Note payable to Citizens Bank of Massachusetts
  with interest at 8%, payable in monthly
  installments of principal and interest of
  $6,958, due February 1999, secured by a mortgage
  in real property, and certain unsold time share
  intervals                                                  70,410      146,875

Promissory note payable to Stephen A. Kirby with
  interest at 7%, payable in monthly installments
  of interest only, unsecured, due April 1998                25,133           --

Promissory note payable to West's Automotive
  Services, Inc. with interest at 8%, payable in
  monthly installments of interest only, $20,000
  paid on August 15, 1997, secured by a purchase
  money mortgage in real property, due April 1998            24,867           --

Promissory note payable to John K. Irwin without
  interest, payable in monthly installments of
  $1,000, unsecured, due August 1999                         20,000       32,000

Revolving promissory note payable to Resort
  Funding, Inc. with interest at 4% over prime,
  payable in monthly installments equal to the
  proceeds from installment mortgage notes that
  collateralize this note, due October 1997                      --    1,569,968

Promissory note payable to Resort Funding, Inc.
  with interest at 13%, payable in monthly
  installments of interest only, secured by a
  first mortgage in real property, due November
  2000                                                           --    1,562,799

                                                            1997         1996
                                                        -----------  -----------

Mortgage promissory note payable to NOS Real
  Estate, Inc. with interest at 7.5%, payable in
  monthly installments of principal and interest
  of $19,694, based upon a five-year amortization
  schedule, due January 1998, secured by a
  mortgage in real property                                      --      196,201

Adjustable rate note payable to Citizens Bank of
  Massachusetts with interest at 10.125%, payable
  in monthly installments of principal and
  interest of $8,473, collateralized by a mortgage
  and security agreement on the Company's Bay
  Voyage property, due October 2016                              --      120,119

Note payable to Ford Motor Credit Corporation
  with interest at 7.75%, payable in monthly
  installments of principal and interest of $360,
  collateralized by a motor vehicle, due January
  1998                                                           --        4,414
                                                        -----------  -----------

                                                        $18,954,301  $13,031,132
                                                        ===========  ===========

The following is a summary of estimated maturities due on notes payable as of December 31, 1997:

        Year ending December 31,
        ------------------------
                1998                                         $ 7,255,519
                1999                                           7,378,500
                2000                                           3,359,868
                2001                                             353,640
                2002                                              39,221
             Thereafter                                          567,553
                                                             -----------
                                                             $18,954,301
                                                             ===========

The estimated maturities due on notes payable as of December 31, 1997 are based upon payments made on notes payable in 1997.

Cash payments of interest during the years ended December 31, 1997 and 1996 were approximately $1,535,000 and $1,391,000, respectively. For the year ended December 31, 1997 and 1996, $150,871 and $95,089 of interest was capitalized into inventory, construction-in-progress and office building, respectively.

NOTE 9 - MEMBERS' EQUITY

On December 12, 1997, Eastern Resorts Corporation issued 9,400 and 500 shares of its no par value common stock to R. Perry Harris and Karen G. Harris, in exchange for the transfer and assignment to the Corporation of their entire 94% and 5% percentage interests in Eastern Resorts Company, LLC, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Lease Commitments - Eastern Resorts Company, LLC leases office space in Newport, Rhode Island as a tenant-at-will at $1,500 per month. The Company is also required to pay certain utilities.

The Company leases telemarketing space in Middletown, Rhode Island under a one-year operating lease, which expires November 1998, at $900 per month. The terms of the lease also require that the Company pay certain common area maintenance expenses. The Company has an option to renew the lease for an additional two years. If the Company chooses not to exercise their option to extend the term of the lease, the Company will reimburse the landlord $3,000 as partial payment for improvements to the leased premises.

The Company leased office space under an operating lease that expired June 1996. The lease for office space was assumed by the Company on March 28, 1995 for the period February 1, 1995 to December 31, 1995, payable in monthly installments of $4,562. The lease was renewed for an additional six months expiring June 1996, payable in monthly installments of $4,653. The terms of the lease also required that the Company pay certain utilities, insurance and maintenance fees.

Total rental expense under operating leases for the years ended December 31, 1997 and 1996, were $900 and $32,570, respectively.

The Company leases equipment under operating leases that expire at various dates through April 2001.

The Company also leases an automobile under an operating lease that expires October 1999. The amount charged to office equipment rental expense during the years ended December 31, 1997 and 1996 was $13,156 and $9,719, respectively.

Future minimum lease payments as of December 31, 1997 are:

                                                          Operating
      Year ending December 31,                              Leases
      ------------------------                            ---------
              1998                                        $  47,028
              1999                                           25,659
              2000                                           11,067
              2001                                            2,501
                                                          ---------
                                                          $  86,255
                                                          =========

Use and Occupancy Agreement - Eastern Resorts Company, LLC also occupies sales space in Hancock, Massachusetts under a two-year use and occupancy agreement, which expires October 1999. The Company has an option to extend the agreement for an additional two years. The Company also has the right to terminate the agreement at any time. The Company pays an occupancy charge of $1,500 and a cleaning fee of $200 per month.

Acquisition and Development Loan Agreement - In October 1995, the Company entered into an "Acquisition and Development Loan Agreement" with Resort Funding, Inc. with respect to a loan in the amount of $4,500,000 for the acquisition and development of a project on Washington Street and Long Wharf in Newport, Rhode Island. In April 1997, the "Acquisition and Development Loan Agreement" was increased to $9,500,000. As of December 31, 1997 and 1996, advances on the loan amounted to $7,513,351 and $2,249,199, respectively.

Hypothecation Loan Agreement - In October 1995, the Company entered into a "Hypothecation Loan Agreement" whereby the Company shall offer Resort Funding, Inc., on an exclusive basis, the right of first refusal to finance all receivables representing installment obligations of consumers for timeshare intervals at the Long Wharf Resort property.

Management Agreements - The Company has management agreements with seven associations of timeshare interval owners (the Associations). The Company is required to provide and incur expenses necessary for the operation and maintenance of the timeshares for which they receive a management fee from the Associations. One management agreement expired December 31, 1997 and the other six management agreements expire at various dates through December 2002.

NOTE 11 - TAX DEFERRED SAVINGS

The Company has a tax deferred savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. Employees may elect to defer up to 15 percent of their yearly compensation, up to statutory limits. The Company makes a matching contribution of 10 percent for every dollar the employee contributes from 5 percent up to 10 percent of employees pay. The Company's contribution to the plan for the years ended December 31, 1997 and 1996 was $30,313 and $19,716, respectively.

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

As of December 31, 1997, the Company has more than $100,000 in one bank that exceeds FDIC insurance coverage.

NOTE 13 - SUPPLEMENTARY CASH FLOW INFORMATION

Non-cash investing and financing activities for the years ended December 31, 1997 and 1996 consist of the following:

                                                       1997             1996
                                                    ----------       ----------

Additions to construction-in-progress               $6,580,151       $        -

Additions to property and equipment                 $   70,000       $        -

                   Eastern Resorts Company, LLC and Subsidiary
                Condensed Consolidated Balance Sheets (Unaudited)
                             June 30, 1998 and 1997

                                     Assets

                                                         1998            1997
Assets
Cash                                                 $   872,889     $   914,818
Mortgage notes receivable, net                        15,066,274      13,085,671
Promissory notes receivable                              600,000         702,549
Receivables, other                                             0         465,050
Inventory and Construction in progress                 9,408,822       2,523,695
Property and equipment, net                            2,765,131       1,601,666
Other assets                                             364,984         111,107

                                                     -----------     -----------
                                                     $29,078,100     $19,404,556
                                                     ===========     ===========

                         Liabilities and Members Equity

Liabilities
Notes payable                                        $20,631,642     $13,016,512
Accounts payable and accrued expenses                  1,335,550         982,115
                                                     -----------     -----------
Total Liabilities                                     21,967,192      13,998,627
                                                     -----------     -----------

Member's Equity                                        7,110,908       5,405,929

                                                     -----------     -----------
                                                     $29,078,100     $19,404,556
                                                     ===========     ===========

                        See Notes to Financial Statements

                   Eastern Resorts Company, LLC and Subsidiary
   Condensed Consolidated Statements of Income and Member's Equity (Unaudited)
                     Six Months Ended June 30, 1998 and 1997

                                                          1998            1997
Revenues
   Sales of time intervals                           $ 5,898,647     $ 4,345,300
   Resort operations                                   3,934,225       2,992,424
   Food and beverage sales                               609,366         575,947
   Interest                                            1,368,659       1,241,674
   Miscellaneous                                          38,674          28,252

                                                     -----------     -----------
                                                      11,849,571       9,183,597
                                                     -----------     -----------

Cost and Expenses
   Cost of time intervals                              1,487,313         978,781
   Selling and marketing                               2,582,193       1,834,250
   Resort operations                                   3,443,391       2,683,818
   Cost of food and beverage sales                       631,917         611,658
   General and administrative                            957,827         919,460
   Interest                                              962,280         706,713
   Bad debt expense                                      354,000         270,000

                                                     -----------     -----------
                                                      10,418,921       8,004,680
                                                     -----------     -----------

Net income                                             1,430,650       1,178,917

Member's equity, beginning of period                   6,674,258       4,503,012

Member's drawings                                        994,000         276,000
                                                     -----------     -----------

Member's equity, end of period                       $ 7,110,908     $ 5,405,929
                                                     ===========     ===========

                        See Notes to Financial Statements

                   Eastern Resorts Company, LLC and Subsidiary
           Condensed Consolidated Statements of Cash Flows (Unaudited)
                     Six Months Ended June 30, 1998 and 1997

                                                           1998           1997
Cash Flows From Operating Activities
   Net Income                                          $ 1,430,650    $ 1,178,917
   Adjustments to reconcile income to net cash
      provided by operating activities:
         Receivable-other, increase-imputed interest        (2,367)             0
         Depreciation                                       56,101         37,658
   Changes in operating assets and liabilities:
         Increase in mortgage notes receivable, net     (1,262,209)      (940,254)
         Decrease in inventory                           1,122,838        680,179
         (Increase) Decrease in other assets               (44,901)       207,051
         Increase (Decrease) in accounts payable
           and accrues liabilities                          (9,793)        37,995
                                                       -----------    -----------

Net Cash Provided by Operating Activities                1,290,319      1,201,546
                                                       -----------    -----------

Cash Flows from Investing Activities
   Additions to constuction in progress                 (1,589,359)      (933,012)
   Purchase of property and equipment                   (1,159,554)      (201,544)
   Proceeds from note receivable                           150,000              0
   Proceeds from receivable-other                          500,000        250,000
                                                       -----------    -----------

Net Cash Used by Investing Activities                   (2,098,913)      (884,556)
                                                       -----------    -----------

Cash Flows from Financing Activities
   Proceeds from debt                                    5,859,934      3,551,748
   Payments of debt                                     (4,182,593)    (3,566,368)
   Member drawings                                        (994,000)      (276,000)
                                                       -----------    -----------

Net Cash Provided (Used) by Financing Activities           683,341       (290,619)
                                                       -----------    -----------

Net (Decrease) Increase in Cash                           (125,253)        26,371

Cash, Beginning of Period                                  998,142        888,447
                                                       -----------    -----------

Cash, End of Period                                    $   872,889    $   914,818
                                                       ===========    ===========

                        See Notes to Financial Statements

                   EASTERN RESORTS COMPANY, LLC AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

There have been no significant changes in the disclosures per the audited financial statements of December 31, 1997.

In the opinion of management, the condensed consolidated financial statements reflect all adjustments which would be necessary for a fair presentation of the results of operations for the interim periods presented.

NOTE 2 - INVENTORY AND CONSTRUCTION IN PROGRESS

Inventory currently available for sale and construction in progress consists of the following at June 30, 1998 and 1997:

                                                      1998               1997
                                                      ----               ----

Inventory                                          $8,046,988         $  522,490
Construction in progress                            1,361,834          2,001,205
                                                   ----------         ----------

                                                   $9,408,822         $2,523,695
                                                   ==========         ==========

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 1998 and 1997 consists of the following:

                                                      1998              1997
                                                      ----              ----

Balance at January 1, 1998 and 1997                $1,809,941        $1,502,121
Buildings                                           1,149,017                --
Equipment                                              10,537           201,544
                                                   ----------        ----------

                                                    2,969,495         1,703,665
Less, accumulated depreciation                       (204,364)         (101,999)
                                                   ----------        ----------
                                                   $2,765,131        $1,601,666
                                                   ==========        ==========

NOTE 4 - NOTES PAYABLE

In the normal course of business, the Company procures financing for various projects including construction of time share units. The following is the summarization of the additional borrowings and principal payments on the various notes at June 30, 1998 and 1997:

                                                      1998             1997
                                                      ----             ----

Balance of notes payable at January 1, 1998
  and 1997                                         $18,954,301      $13,031,132

Additional borrowings                                5,859,934        3,551,748

Payments of debt                                    (4,182,593)      (3,556,368)
                                                    ----------       ----------

Balance                                            $20,631,642      $13,016,512
                                                   ===========      ===========

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Lease Commitments - Eastern Resorts Company, LLC and Subsidiary leases office space in Newport, Rhode Island as a tenant-at-will at $1,500 per month. The Company is also required to pay certain utilities.

The company leases telemarketing space in Middletown, Rhode Island under a one-year operating lease, which expires November 1998, at $900 per month. The terms of the lease also require that the Company pay certain common area maintenance expenses. The Company has an option to renew the lease for an additional two years. If the Company chooses not to exercise their option to extend the term of the lease, the Company will reimburse the landlord $3,000 as partial payment for improvements to the leased premises.

The Company leases equipment under operating leases that expire at various dates through April 2001.

Use and Occupancy Agreement - Eastern Resorts Company, LLC and Subsidiary also occupies sales space in Hancock, Massachusetts under a two-year use and occupancy agreement, which expires October 1999. The Company has an option to extend the agreement for an additional two years. The Company also has the right to terminate the agreement at any time. The Company pays an occupancy charge of $1,500 and a cleaning fee of $200 per month.

Acquisition and Development Loan Agreement - In October 1995, the Company entered into an "Acquisition and Development Loan Agreement" with Resort Funding, Inc. with respect to a loan in the amount of $4,500,000 for the acquisition and development of a project on Washington Street and Long Wharf in Newport, Rhode Island. In April 1997, the "Acquisition and Development Loan Agreement" was increased to $9,500,000.

Hypothecation Loan Agreement - In October 1995, the Company entered into a "Hypothecation Loan Agreement" whereby the Company shall offer Resort Funding, Inc., on an exclusive basis, the right of first refusal to finance all receivables representing installment obligations of consumers for timeshare intervals a the Long Wharf Resort property.

Management Agreements - The Company has management agreements with seven associations of timeshare interval owners (the Associations). The Company is required to provide and incur expenses necessary for the operation and maintenance of the timeshares for which they receive a management fee from the Associations. One management agreement expired December 31, 1997 and the other six management agreements expire at various dates through December 2002.

NOTE 6 - FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

As of June 30, 1998 the Company has more than $100,000 in one bank that exceeds FDIC Insurance coverage.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Equivest Finance, Inc. ("Equivest") purchased Eastern Resorts Corporation on August 28, 1998 for $15 million in cash and 3,200,000 shares of common stock. Eastern Resorts Corporation owns 100% of Eastern Resorts Company, LLC. All financial results referred to represent the activities of Eastern Resorts Company, LLC and its wholly owned subsidiary Long Wharf Marina, Inc. (collectively, "Eastern"). Equivest borrowed most of the funds to pay the cash portion of the purchase price.

The unaudited pro forma combined balance sheet as of June 30, 1998 presents the historical consolidated balance sheets of Equivest and Eastern. The purchase accounting adjustments, as described in the related notes and below, are calculated as if the Eastern acquisition had been effective June 30, 1998.

The unaudited pro forma combined statement of income for the six months ended June 30, 1998 and for the year ended December 31, 1997 present the consolidated results of operations of Equivest and Eastern. The purchase accounting and other pro forma adjustments, as described in the related notes and below, are calculated as if the Eastern acquisition had been effective as of the beginning of such period. The pro forma adjustments are based upon currently available information and certain assumptions that Equivest's management believes are reasonable under current circumstances.

The unaudited pro forma combined financial statements are based on historical financial statements of Equivest and Eastern and should be read in conjunction with their respective financial statements and notes. The pro forma data is not necessarily indicative of the results of operations or financial condition of Equivest had these transactions occurred on the dates indicated, nor the results of future operations. Equivest anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma condensed financial statements.

The unaudited pro forma combined financial statements will change due to certain changes in the purchase accounting adjustments included in the pro forma once all valuations of assets and liabilities are final.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                  June 30, 1998
                (Amounts in Thousands Except for Per Share Data)

                                             Historic  Historical                            Pro
                                             Equivest   Eastern                             forma        Pro
                                             Finance,   Resorts    Interco    Consol.       Acquis.     forma
ASSETS                                        Inc.      Company     Elim.     Balances       Adj.       total
----------------------------------------------------   ---------  --------    --------   -----------   --------
Cash                                        $  1,172   $    873   $     --    $  2,045   $        --   $  2,045

Total receivables, net                       134,675     15,666    (11,604)    138,737            --    138,737

Inventory                                         --      9,409         --       9,409            --      9,409

Deferred financing costs, net                  3,763         --         --       3,763           315 b)   4,078

Cash - restricted                                966         --         --         966            --        966

Accrued interest receivable                      672         --         --         672            --        672

Deferred income taxes                          1,222         --         --       1,222            --      1,222

Property & Equipment                              64      2,765         --       2,829            --      2,829

Goodwill                                          --         --         --          --        28,394 c)  28,394

Other Assets                                     171        365         --         536            --        536

                                            --------   --------   --------    --------   -----------   --------
        Total Assets                        $142,705   $ 29,078   $(11,604)   $160,179   $    28,709   $188,888
                                            ========   ========   ========    ========   ===========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Liabilities:
    Accounts Payable and Other
    Liabilities:
        Accounts payable                    $  1,080   $    667   $     --    $  1,747   $      --     $  1,747
        Deferred incomes taxes                    --         --         --          --         3,475 d)   3,475
        Accrued expenses and other
        liabilities                            2,294        668         --       2,962         1,985 e)   4,947
                                            --------   --------   --------    --------   -----------   --------

         Total Accounts Payable and Other
         Liabilities                           3,374      1,335         --       4,709         5,460     10,169

    Notes payable                            104,114     20,632    (11,604) a) 113,142        15,000 f) 128,142
                                            --------   --------   --------    --------   -----------   --------
        Total Liabilities                    107,488     21,967    (11,604)    117,851        20,460    138,311

STOCKHOLDERS' EQUITY
    Cumulative Redeemable Preferred
    Stock--Series 2 Class A                       30         --         --          30            --         30
    Common Stock, $.05 par value               1,095         --         --       1,095           160  g)  1,255
    Additional paid-in capital                32,402         --         --      32,402        15,200  g) 47,602
    Member's equity                               --      7,111         --       7,111        (7,111) h)     --
    Retained earnings                          1,690         --         --       1,690            --      1,690
                                            --------   --------   --------    --------   -----------   --------
                                              35,217      7,111         --      42,328         8,249     50,577
                                            --------   --------   --------    --------   -----------   --------
         Total Liabilities and
         Stockholders' Equity               $142,705   $ 29,078   $(11,604)   $160,179   $    28,709   $188,888
                                            ========   ========   ========    ========   ===========   ========

a) Reflects the elimination of the notes receivable and the notes payable between the two merging companies.
b) Reflects costs associated with obtaining financing for the acquisition of $315.
c)    Reflects goodwill.
d)    Reflects a deferred tax liability assumed by the acquiring company.
e) Reflects accrued acquisition costs of $1,985, including $315 of costs associated with obtaining financing.
f)    Reflects bank borrowings of $15,000 to finance the purchase.
g) Reflects the issuance of 3,200,000 shares of common stock at $4.80 per share.
h) Reflects the elimination of the investment in the purchased company's equity.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
             Unaudited Pro Forma Condensed Combined Income Statement
                     For the Six months ended June 30, 1998
                (Amounts in Thousands Except for Per Share Data)

                                           Historical  Historical                            Pro
                                            Equivest   Eastern                               forma           Pro
                                            Finance,   Resorts    Interco       Consol.      Acquis.        forma
                                              Inc.     Company     Elim.        Balances       Adj.         total
                                          ----------   ---------  --------      --------   -----------   ----------
Revenue:

        Interest                          $    9,663   $  1,369   $   (585) a)  $ 10,447   $        --   $   10,447
        Vacation ownership                        --      5,899         --         5,899            --        5,899
        Resort operations                         --      4,582         --         4,582            --        4,582
        Other income                             615         --         --           615            --          615
                                          ----------   --------   --------      --------   -----------   ----------
        Total Revenue                         10,278     11,850       (585)       21,543            --       21,543
                                          ----------   --------   --------      --------   -----------   ----------

Costs and Expenses:

        Provision for doubtful accounts          450        354         --           804            --          804
        Interest                               3,372        962       (585) a)     3,749           660 b)     4,409
        Cost of property sold                     --      1,488         --         1,488            --        1,488
        Debt related costs incl.  amort
        of fin. costs                            710         --         --           710           158 c)       868
        Goodwill amortization                     --         --         --            --           360 d)       360
        Sales and marketing                       --      2,582         --         2,582            --        2,582
        Resort management                         --      4,075         --         4,075            --        4,075
        General and administrative             1,631        958         --         2,589            --        2,589
                                          ----------   --------   --------      --------   -----------   ----------
        Total Costs and Expenses               6,163     10,419       (585)       15,997         1,178       17,175
                                          ----------   --------   --------      --------   -----------   ----------

Income Before Provision for Taxes              4,115      1,431         --         5,546        (1,178)       4,368

Provision for Income Taxes                     1,440        570 e)      --         2,010          (330) e)    1,680
                                          ----------   --------   --------      --------   -----------   ----------

                                          ----------   --------   --------      --------   -----------   ----------
    Net Income                            $    2,675   $    861   $     --      $  3,536   $      (848)    $  2,688
                                          ==========   ========   ========      ========   ===========   ==========

Earnings per common share:
    Basic                                 $      .11                                                       $    .09
                                          ==========                                                     ==========
    Diluted                               $      .11                                                       $    .09
                                          ==========                                                     ==========

Weighted avg. number of common shares
outstanding:
    Basic                                 21,875,772                                         3,200,000  25,075,772
    Diluted                               22,335,685                                         3,200,000  25,535,685

a) Reflects the elimination of the interest income and the interest expense between the two merging companies.
b)    Reflects interest expense on bank borrowings of $15 million at 8.75%.
c) Reflects the amortization of the financing costs associated with the bank borrowings.
d)    Reflects amortization of goodwill.
e) Reflects the effect of income taxes on (i) the 1998 historical income statement of Eastern, a limited liability company, and (ii) the tax deductible pro forma acquisition adjustments.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
             Unaudited Pro Forma Condensed Combined Income Statement
                      For the Year ended December 31, 1997
                (Amounts in Thousands Except for Per Share Data)

                                           Historical Historical                             Pro
                                            Equivest   Eastern                              forma          Pro
                                            Finance,   Resorts     Interco     Consol.      Acquis.       forma
                                              Inc.     Company      Elim.      Balances      Adj.         total
                                          ----------   --------   --------     --------   -----------   ----------
Revenue:

        Interest                          $   15,109   $  2,602   $   (576) a) $ 17,135   $        --   $   17,135
        Vacation ownership                        --      8,635         --        8,635            --        8,635
        Resort operations                         --      8,056         --        8,056            --        8,056
        Gains on sales of contracts               30         --         --           30            --           30
        Other income                             826         83        (80) b)      829            --          829
                                          ----------   --------   --------     --------   -----------   ----------
        Total Revenue                         15,965     19,376       (656)      34,685            --       34,685
                                          ----------   --------   --------     --------   -----------   ----------

Costs and Expenses:

        Provision for doubtful accounts          925        353         --        1,278            --        1,278
        Interest                               8,077      1,395       (576) a)    8,896         1,331 c)    10,227
        Cost of property sold                     --      1,928         --        1,928            --        1,928
        Debt related costs incl.  amort
        of fin. costs                          1,063         --         --        1,063           158 d)     1,221
        Goodwill amortization                     --         --         --           --           775 e)       775
        Sales and marketing                       --      3,868         --        3,868            --        3,868
        Resort management                         --      7,348         --        7,348            --        7,348
        General and administrative             2,475      1,782        (80) b)    4,177            --        4,177
                                          ----------   --------   --------     --------   -----------   ----------
        Total Costs and Expenses              12,540     16,674       (656)      28,558         2,264       30,822
                                          ----------   --------   --------     --------   -----------   ----------

Income Before Provision for Taxes              3,425      2,702         --        6,127        (2,264)       3,863

Provision for Income Taxes:                      193   1.080 f)         --        1,273          (600) f)      673
                                          ----------   --------   --------     --------   -----------   ----------

                                          ----------   --------   --------     --------   -----------   ----------
    Net Income                            $    3,232   $  1,622   $     --     $  4,854   $    (1,664)  $    3,190
                                          ==========   ========   ========     ========   ===========   ==========

Earnings per common share:
    Basic                                 $      .22                                                    $      .17
                                          ==========                                                    ==========

    Diluted                               $      .15                                                    $      .12
                                          ==========                                                    ==========

Weighted avg. number of common shares
outstanding:
    Basic                                 11,582,587                                        3,200,000   14,782,587
    Diluted                               17,913,902                                        3,200,000   21,113,902

a) Reflects the elimination of the interest income and the interest expense between the two merging companies.
b) Reflects the elimination of fee income and fee expense between the two merging companies
c)    Reflects interest expense on bank borrowings of $15 million at 8.75%.
d) Reflects the amortization of the financing costs associated with the bank borrowings.
e)    Reflects amortization of goodwill.
f) Reflects the effect of income taxes on (i) the 1998 historical income statement of Eastern, a limited liability company, and (ii) the tax deductible pro forma acquisition adjustments.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

NOTE A: BASIS OF PRESENTATION

On August 28, 1998 Equivest acquired all of the outstanding ownership in Eastern for approximately $15 million in cash and 3,200,000 shares of Equivest common stock. The transaction has been recorded as a purchase.

NOTE B: GOODWILL

        Following is a calculation of goodwill:

        Acquisition Costs:                         ($ amounts in thousands)
        ------------------                         ------------------------
        Cash                                              $15,000
        Stock (3,200,000 at $4.80 per share)               15,360
        Cost of acquisition                                 1,670
                                                          -------
        Subtotal                                           32,030

        Fair value of assets acquired, net                  3,636
                                                          -------
        Goodwill                                          $28,394
                                                          -------

At this time, Equivest's management believes that the fair value of net assets acquired approximates the acquired company's book value.

NOTE C: AMORTIZATION PERIOD OF GOODWILL

The goodwill as a result of the acquisition of Eastern will be amortized over a 40 year period.

NOTE D: NOTE PAYABLE

The borrowing to finance the cash portion of the purchase price bears interest at LIBOR plus 3%, which amounted to 8.75% at the acquisition date. The borrowing is a bridge loan which matures December 11, 1998.

Amortization of deferred financing costs has been based on the maturity date of the loan.

NOTE E: INCOME TAXES

The pro forma total effective tax rate was assumed to be 40%.